UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2017

RE/MAX Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36101	80-0937145
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5075 South Syracuse Street
Denver, Colorado 80237
(Address of principal executive offices, including Zip code)

(303) 770-5531
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On November 14, 2017, RE/MAX, LLC (“RE/MAX”) and RMCO, LLC (“RMCO”) entered into a Consent and Waiver (the “Consent”) with respect to the Amended and Restated Credit Agreement (the “Credit Agreement”), dated as of December 15, 2016 among RE/MAX; RMCO; the several banks and other financial institutions or entities from time to time party thereto; and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”). In the Consent the Administrative Agent and the Required Lenders (as defined in the Credit Agreement) agreed to extend the deadline under the Credit Agreement for RE/MAX to deliver certain documents until December 31, 2017. The Administrative Agent and the Required Lenders further agreed to waive any Default or Event of Default (as such terms are defined in the Credit Agreement) that would result from the failure to deliver such documents by the original deadline.

The foregoing summary of the Consent does not purport to be complete and is qualified in its entirety by reference to the Consent, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

RE/MAX Holdings, Inc. is the sole manager of RMCO and RE/MAX is a wholly-owned subsidiary of RMCO.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1

Consent and Waiver, dated November 14, 2017 with respect to the Amended and Restated Credit Agreement, dated as of December 15, 2016 among RE/MAX, LLC; RMCO, LLC; the several banks and other financial institutions or entities from time to time party thereto; and JPMorgan Chase Bank, N.A., as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RE/MAX HOLDINGS, INC.

Date: November 15, 2017	By:	/s/ Karri Callahan
Karri Callahan
Chief Financial Officer